UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report: (Date of earliest event reported)
July 19, 2006

MARWICH II, LTD.
(Exact name of registrant as specified in its charter)

Colorado	000-51354	84-0925128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12773 Forest Hill Boulevard West Palm Beach, Florida	33414
(Address of Principal Executive Offices)	(Zip Code)

(561) 798-2907
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director; Election of Directors.

As previously reported by the Company, on June 23, 2006, Marwich II, Ltd. (the "Company"), Pride Equities, Inc., Marq J. Warner and Michael R. Deans (the “Shareholders”) entered into a Stock Purchase Agreement (the “Agreement") with American Ethanol, Inc., a Nevada corporation (“American”). Pursuant to the Agreement, American acquired approximately 88.3% of the outstanding stock of the Company and, consequently, now has a controlling interest in the Company. In connection with this transaction, the Company filed an information statement (the “Information Statement”), in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder with the Securities and Exchange Commission (the “SEC”) and transmitted the Information Statement to all holders of record of securities of the Company entitled to vote at a meeting for election of directors.

In connection with the foregoing transaction, the Company announced that following the expiration of the 10-day period beginning on the date of the filing of the Information Statement with the SEC pursuant to Rule 14f-1 of the Exchange Act and the mailing of this Information Statement to the Company’s shareholders, Mr. Schumacher would resign from the Company’s Board of Directors. In accordance with the foregoing announcement, effective July 19, 2006, Mr. Schumacher has resigned from the Company’s Board of Directors.

The Company has appointed William J. Maender to the Company’s Board of Directors. Mr. Maender is a member of the Board of Directors of American. In addition, Mr. Maender is the Chief Financial Officer and Secretary, and a shareholder of American.

Mr. Maender was appointed as the Chief Financial Officer and Secretary of American Ethanol, Inc. in January 2006. On February 28, 2006, Mr. Maender was appointed to American’s Board of Directors. From 2002 through 2005, Mr. Maender was the Vice President and Chief Financial Officer of Applied Tech Products, a privately held contract manufacturer of injection molded plastic and rubber products. From 2000 to 2002, Mr. Maender was the Vice President and Chief Financial Officer of Lombard Technologies, Inc. a privately held contract metal finishing company. Prior to 2000, Mr. Maender was the Vice President, Chief Financial Officer, Secretary and Treasurer of LaBarge, Inc., a contract manufacturer of electronic devices. Mr. Maender holds a BS degree in accounting from Quincy University and an MBA in Finance from Southern Illinois University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARWICH II, LTD.

Date: July 19, 2006	By: /s/ William J. Maender
William J. Maender
Chief Financial Officer